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                                                                     EXHIBIT 8.1


                       [Vinson & Elkins L.L.P. Letterhead]

                                   May 6, 2004



Enterprise Products Partners L.P.
2727 North Loop West
Houston, Texas  77008-1037


Ladies and Gentlemen:

         In connection with the registration statement on Form S-4 (the "Registration Statement") filed by Enterprise Products Partners L.P., a Delaware limited partnership ("Enterprise"), relating to the merger (the "Merger") contemplated by the Merger Agreement, dated as of December 15, 2003 (the "Merger Agreement"), by and among Enterprise, Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C., you have requested our opinion regarding the description of material tax consequences related to the Merger as described in the Registration Statement.

         In formulating our opinion, we have examined the Merger Agreement and the Registration Statement, including the joint proxy statement/prospectus that forms a part of the Registration Statement. In addition, we have examined such other documents, instruments and information as we considered necessary to enable us to express this opinion. Our opinion is also based on (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement (including, without limitation, the exhibits thereto) and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement and (3) currently applicable provisions of the U.S. federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

         Based on the foregoing, as of the date hereof, we adopt and confirm the statements under the caption "Material Federal Income Tax Consequences" in the Registration Statement as our opinion of the material tax consequences of the Merger, to the extent that such statements constitute legal conclusions. We know that we are referred to in the Registration Statement, and we hereby consent to the use of our name therein and to the filing of this opinion as part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement.


                                          Very truly yours,


                                          /s/ Vinson & Elkins L.L.P.
                                          --------------------------------------
                                          Vinson & Elkins L.L.P.